                                      POWER OF ATTORNEY
STATE OF                         )
                                )  SS
COUNTY OF                         )
KNOW ALL MEN BY THESE PRESENTS; that the undersigned has made, constituted and appointed and BY THESE PRESENTS, does make, constitute and appoint Perry A. Sook,
Shirley E. Green and Darryl Much, each having an address at c/o Nexstar Broadcasting Group,
Inc., 909 Lake Carolyn Parkway, Suite 1450, Irving, Texas 75039, the undersigned's true and lawful attorney-in-fact to:

(1)        execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Nexstar Broadcasting Group, Inc. (the "Company"), Forms 3, 4, and 5
and in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)        do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3)        take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this January 30, 2006.

                                        /s/ Matthew E. Devine
                                        Name:        Matthew E. Devine
STATE OF                         )
                                )  SS
COUNTY OF                         )

I, ____________________________, a Notary Public in and for said County in the State aforesaid, DO HEREBY CERTIFY THAT _________________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free voluntary act for the uses and purposes therein set forth.
GIVEN under my hand and notarial seal this ______ day of ____________ 200_.

Notary Public
My Commission Expires: